Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of the 21st day of February, 2012, by and between PAUL J. A. VAN HESSEN, an individual residing in the Netherlands (“Lender”) having an address of Frederikstraat 19C, The Hague, 2514 La Holland, The Netherlands, with copy to:  Reuven M. Bisk, Esq., Dutch American Finance, LLC, 3120 Southwest Freeway, Suite 320, Houston, TX  77098 and NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (“Borrower”) having an address of 450 Northridge Parkway, Suite 302, Atlanta, GA  30350.

WHEREAS, Lender has made a loan to Borrower (the “Loan”) evidenced by a Promissory Note of even date herewith in the original principal amount of $2,000,000.00 payable by Borrower to Lender (“Note”).

WHEREAS, the Loan is guaranteed by that certain Guaranty     dated of even date herewith (“Guaranty”) executed by Roberts Properties Residential, L.P. and Roberts Realty Investors, Inc. (collectively “Guarantors” and individually a “Guarantor”) to and in favor of Lender.

WHEREAS, the Loan is secured by that certain Deed to Secure Debt and Security Agreement of even date herewith by Borrower in favor of Lender (“Deed to Secure Debt”) encumbering certain real property and improvements comprising 12.965 acres located on Northridge Parkway, Sandy Springs, Fulton County, Georgia, as more particularly described on Exhibit A hereto (the “Property”).

WHEREAS, the Loan has been made pursuant to the terms and conditions of that certain Commitment Letter from Lender to Borrower dated February 2, 2012 (“Commitment Letter”).

NOW THEREFORE, in consideration of premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.  The Loan.  The Loan shall be made, secured, guaranteed and disbursed as follows:

(a)           Loan Amount.  Subject to the terms of this Agreement, Lender agrees to loan to Borrower the amount of US$2,000,000.00 (the “Loan Amount”).  The Loan will be evidenced by the Note (a copy of which is attached hereto as Exhibit B) and will be payable, subject to certain limitations on prepayment, as set forth therein.

(b)           Term.     The Loan will have a term of twelve (12) months, commencing on the date of this Agreement and ending on February 21st, 2013 (“Maturity Date”).  On the Maturity Date the entire outstanding principal balance of the Loan together with all accrued interest thereon, and all other sums due to Lender under the Loan will be due and payable in full.

(c)           Interest.   Interest shall accrue on the outstanding principal balance of the Note at the rate of twelve percent (12%) per annum, calculated on an actual three hundred and sixty (360) day basis.  Interest only will be payable every month on the anniversary date of this Agreement in installments of US$20,000.00, resulting in the total amount of interest due prior to the Maturity Date of US$240,000.00.  On even date with this

Agreement, US$240,000 of the Loan proceeds has been funded into a separate interest reserve account held by Lender hereunder.  Lender will pay monthly interest payments due under the Loan to itself from such reserve and Lender’s failure to so pay such amounts shall not constitute an Event of Default by Borrower hereunder.  From and after the Maturity Date, or upon the occurrence of an event of a default hereunder or under the Note, and until the Loan is paid in full, interest shall accrue at the per annum rate of eighteen percent (18%) per annum (“Default Rate”).

(d)           Origination Fee.  Borrower shall pay to Lender a loan origination fee in the amount of two percent (2.00%) of the amount of the Loan or US$40,000.00 (the “Origination Fee”), payable at funding of the Loan.

(e)           Underwriting Fee.  Borrower shall pay to Dutch American Finance, LLC an underwriting fee in the amount of US$20,000.00, plus Lender’s representative’s expenses, incurred in connection with Lender’s representatives travel to and from the Property, including airfare, hotel accommodations, transportation, and reasonable dining costs (the “Travel Expenses”) collectively the “Underwriting Fee”) payable in the following way:

(i)            US$2,500.00 upon the signing of the Commitment Letter for this Agreement; and

(ii)           US$17,500.00, plus Travel Expenses, payable at funding of the Loan.

(f)            Security.    The Loan will be secured by the following:

(i)            The Guaranty (a copy of which is attached hereto as Exhibit C) executed by the Guarantors jointly and severally in favor of Lender, guaranteeing the payment and performance of Borrower under the Note and other Loan Documents with full recourse.

(ii)           The Deed to Secure Debt encumbering the Property and granting a security interest in all personal property and fixtures relating there including, without limitation, contracts, plans, specifications, zoning approvals and other documents and instruments relating to the ownership, development and operation of the Property.

(iii)          An assignment of leases, rents and profits relating to or arising from the Property.

(iv)          A security interest in all personal property and fixtures located on or used in connection with the Property, as perfected by the filing of Uniform Commercial Code financing statements.

(g)           Use of Loan Proceeds.   The proceeds of the Loan shall be used for operating expenses of Roberts Properties Residential, L.P.

(h)           Conditions to Loan Funding.    Lender’s obligation to fund the Loan shall be subject to satisfaction of the following conditions:

(i)            Execution and delivery by Borrower of the Note, this Agreement, the Deed to Secure Debt and any other documents required by Lender to evidence and secure the Loan (collectively the “Loan Documents”).

(ii)           Execution and delivery by the Guarantors of the Guaranty.

(iii)          Review and approval by Lender of existing appraisals, environmental reports, and engineering studies with respect to the Property.

(iv)          Verification that the Property is zoned to permit development of an apartment project having not less than 220 units.

(v)           Receipt of a title commitment to insure the Deed to Secure Debt as a first priority security title to the Property subject only to such matters as are acceptable to Lender.

(vi)          Receipt, review and approval of the formation and ownership documents for the Borrower and each Guarantor and receipt of resolutions of the mangers or directors of each authorizing the Loan transaction.

(vii)         Receipt of certifications that Borrower and the Guarantors  are in compliance with the Net Worth and Minimum Cash Equity requirements set forth in Sections 3 (n) and (o) below.

2.  Certain Disbursements.  Prior to the satisfaction of the conditions set forth herein, Lender may at its sole option, but shall have no obligation to, disburse such sums as Lender may elect, including, without limitation, amounts owed to Lender for expenses.

3.  Representations and Warranties of Borrower.  In order to induce Lender to enter into this Agreement and to make the Loan for which provision is made herein, the Borrower represents and warrants to Lender that:

(a)           Borrower’s Organization and Authority.  The Borrower is a limited liability company, duly organized, validly existing and in good standing in the State of Georgia and is qualified or registered, as required by law, and in good standing in all jurisdictions where qualification or registration is necessary.  The Borrower and each Guarantor have all requisite corporate, partnership and limited liability company power and authority, and have taken or caused to be taken all necessary corporate, partnership and limited liability company action (including any necessary shareholder, partner or member action) to execute, deliver, enter into and perform in accordance with the Loan Documents.  Upon execution and delivery hereof and thereof, the Loan Documents will constitute valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with their respective terms, and the Note will be entitled to the benefits of this Agreement, the Commitment and the other Loan Documents.

(b)           Adverse Change.  There has been no material adverse change in the business, properties, or condition (financial or otherwise) of Borrower, any Guarantor or the Property since the date of the last financial statements furnished to Lender.

(c)           Litigation.  There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Borrower threatened or in prospect against or affecting the Borrower, any Guarantor, the Property or any properties or rights of the Borrower or any Guarantor which, if adversely determined, would materially or adversely affect the business, properties, or financial condition of the Borrower, any Guarantor or the Property.  Borrower is not currently affected by any strike or other labor disturbance, nor is the Borrower or any Guarantor in default in any respect under any judgment, order, injunction, rule, ruling or regulation of any court or governmental commission, agency or instrumentality.

(d)           No Violations.  Neither the execution nor delivery of this Agreement, nor any of the other Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance with the terms and provisions hereof and thereof, will conflict with, violate or result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of the Borrower or any Guarantor, pursuant to the terms of any provision of any contract or agreement, charter, bylaw, partnership agreement, trust indenture, or other corporate, partnership or trust restriction, any law, ordinance, rule, order, certificate, license, regulation or decree of the United States or any state, territory or political subdivision thereof, or any court, agency or other tribunal under which the Borrower, any Guarantor or any of Borrower’s or Guarantor’s assets are subject.  Neither Borrower nor any Guarantor is in default with respect to the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the foregoing which are material to its financial condition.

(e)           Payment of Taxes.  The Borrower has filed or caused to be filed all federal, state and local tax returns, which are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.  The Borrower has no reason to believe that any additional taxes are due for prior calendar tax years that have not been audited by the respective tax authorities beyond the amounts provided in the financial statements heretofore furnished to Lender.

(f)            Location of Records.  All records of the Borrower pertaining to the Property are and shall be kept at the Borrower’s address set forth on the first page of  this Agreement.

(g)           Permits; Governmental and Other Approvals.  Borrower possesses such licenses and permits as are required for the conduct of its business.  No approval, consent or authorization of any governmental authority which has not heretofore been obtained is necessary for the execution or delivery by Borrower of this Agreement or the other Loan Documents or for the performance by Borrower of any of the terms or conditions hereof or thereof.

(h)           Property.  The Borrower has good and marketable title to the Property and all of the Borrower’s other assets; and the Property and all such other assets are free and clear of Liens, except as disclosed in the financial statements referred to in Section 3(b) and as otherwise permitted or required by the provisions of this Agreement and the other Loan Documents.

(i)            Consents, Registrations, Approvals, etc.  No registration with or consent or approval of, or other action by any governmental authority is required for the execution, delivery and performance of any Loan Document to which it is a party.

(j)            Solvency.  The Borrower is and will remain solvent, taking into account the consummation of the transactions provided in the Loan Documents.

(k)           Property.  (a) The Property has been properly and finally zoned to permit the development of an apartment project having not less than 220 units; (b) the use of the Property for Borrower’s intended purpose will not violate any restrictive covenant, any applicable governmental building law (herein “Building Law”), or other governmental law, ordinance or regulation applicable thereto; (c) the Property has convenient and adequate access to all electric, gas, water, storm sewer, sanitary sewer, telephone, cable television and other utility services necessary for the construction of the proposed improvements on Property and the intended use of the Property, such utilities are available to the Borrower in sufficient quantities to accommodate the intended use of the Property and to comply with all Building Laws, and with all other applicable governmental laws, rules, ordinances and codes (herein “Governmental Requirements”), and the Borrower has all easements, grants, permits, approvals and other rights necessary to tie into and use such utilities; (d) the Property has access to existing public roads and highways (including all necessary rights and governmental approvals for related ingress and egress) that is adequate for the intended use of the Property; (e)  the Property complies with all applicable Building Laws and Governmental Requirements;  (f) no portion of the Property is located within a special flood hazard area; and (g) no building or improvement on any adjoining property encroaches onto the Property except for a dumpster pad, an 8-foot wooden fence and grass island that encroach on the southwest corner of Tract One of the Property, and landscaping encroaching on the north side of Tract One of the Property, all as shown on the survey of the Property delivered to Lender.

(l)            Information Regarding Loans; Purpose.  All of the information contained in the request for the Loan is true and correct in all material respects and all statements, representations and warranties contained therein and in any other Loan Document signed in connection herewith are true and correct in all material respects.  The proceeds of the Loan will be used solely for operating expenses of Roberts Properties Residential, L.P. and for other business or commercial purposes, and none of such proceeds will be used for personal, family, household or agricultural purposes.

(m)          Changes in Management.  The Borrower shall not permit any change in the management of the Property without the prior written consent of the Lender.

(n)           Net Worth.     The Borrower represents and warrants that as of the date of this Agreement, the consolidated Net Worth of the Guarantors is not less than $24,000,000.00.  For purposes of this Agreement, “Net Worth” shall mean the value of the assets of Guarantors less liabilities, determined in accordance with generally accepted accounting practices (“GAAP”), as shown on the consolidated financial statement of the Guarantors.

(o)           Equity.     On the date of this Agreement, Borrower and Guarantor have invested, in the aggregate, not less than $250,000 cash equity in the Property (“Minimum Cash Equity”). Borrower and Guarantors shall, during the term of the Loan, maintain the Minimum Cash Equity in the Property.

4.  Interest Reserve Account.  Lender shall establish and maintain a depository account during the life of the Loan into which the sum of  $240,000 (to be withheld from the proceeds of the Loan) will be deposited for the purpose of paying interest under the Loan as and when it becomes due and payable (the “Interest Reserve”).  The Interest Reserve shall be and is hereby pledged to Lender as additional collateral for the Loan.  Borrower shall cooperate with Lender in obtaining any control agreement with the depository institution holding the Interest Reserve necessary to grant Lender “control” of such account as such term is defined in the Uniform Commercial Code in effect in the State of Georgia (“UCC”).  Upon the occurrence of an Event of Default (as hereinafter defined), Lender shall have the right, in addition to all other remedies available to Lender, to apply any amounts in the Interest Reserve to the outstanding balance of the Loan, in whatever order Lender shall determine in its sole discretion.

5.  Events of Default.  The occurrence of any of the following events, and, except with respect to (i) payment defaults, (ii) defaults under §§5(a), (b), (c), (f), (h), (i), (m) (n), (p) and (q) or (iii) where a different time is specified, the continuance of such event for ten (10) days or more after written notice thereof from Lender to Borrower (or in the event said default cannot be cured within ten (10) days, said period may be extended for such additional time as may be required to cure such defaults provided Borrower is diligently attempting to cure same and diligently prosecutes such cure to completion), shall constitute an Event of Default hereunder (“Event of Default”):

(a)           If Borrower fails to make any payment of the principal of or interest (together with premium thereon, if any) on the Note within three (3) days of the date the same becomes due and payable;

(b)           If the Deed to Secure Debt and the other Loan Documents shall not provide Lender with a first priority security title to and security interest in and to the Property and other real and personal property covered thereby;

(c)           If without the prior written consent of Lender, the Property or any part thereof or any interest of the Borrower therein, is sold, transferred, conveyed or encumbered in any way, except for leases approved by Lender;

(d)           If the improvements on the Property shall encroach upon any street or upon adjoining property and such encroachment shall materially, adversely affect title to or the use of the Property;

(e)           If Borrower shall fail to comply with any of the covenants, terms or conditions contained herein, in the Commitment Letter, in the Note, or in any of the other Loan Documents, giving consideration to any grace or cure period specifically provided therefor;

(f)            The filing by the Borrower or any Guarantor of a voluntary petition in bankruptcy or the Borrower’s adjudication as a bankrupt or insolvent, or the filing by the Borrower or any Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Borrower’s or any Guarantor’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of the Borrower or any Guarantor or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due; or

(g)           The entry by a court of competent jurisdiction of any order, judgment, or decree approving a petition filed against the Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of the Borrower or any Guarantor or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without the consent or acquiescence of the Borrower or any Guarantor which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(h)           To the full extent not prohibited by applicable law, if a final non-appealable judgment by a court of competent jurisdiction is entered against Borrower or any Guarantor, which judgment is material to Borrower’s financial condition or ability to pay the Loan;

(i)            If Borrower does not permit Lender, or representatives of Lender, to enter upon the Property to inspect the Property at all reasonable times;

(j)            If Borrower executes any security agreement, except to Lender, covering any materials, fixtures or articles used in the Property or covering articles of personal property placed in the Property as a fixture;

(k)           If Borrower fails to comply with any requirement of any governmental authority having jurisdiction within thirty (30) days after receipt of notice in writing of such requirement shall have been given to Borrower or within the time specified in such notice, whichever is greater;

(l)            If Borrower fails to notify Lender of the filing of any lien against the Property within ten (10) business days after Borrower receives notice of such lien;

(m)          If any representation or warranty made herein or in any of the other Loan Documents shall prove to be false or misleading in any material respect;

(n)           If any report, certificate, financial statement or other instrument furnished in connection with the Loan Documents or the borrowing hereunder shall prove to be false or misleading in any material respect;

(o)           If Borrower or any other Person fails to observe or perform any other covenant, condition or agreement under the Loan Documents within any applicable cure period, or if there shall occur a default or an Event of Default under the Loan Documents;

(p)           If Roberts Properties Residential, L.P. shall cease to be the sole owner and holder of the entire ownership interest in Borrower;

(q)           If any action whatsoever shall be taken, or if there shall be any occurrence which could or does have the effect of, terminating, dissolving, liquidating or winding-up the business of the Borrower or any Guarantor;

(r)            If Borrower and Guarantors fail to Maintain the Minimum Cash Equity in the Property.   Borrower shall deliver to Lender, within fifteen (15) days after the end of each calendar quarter, a statement of compliance with the Minimum Cash Equity covenant;

(s)           If (i) Guarantors do not satisfy the initial Net Worth requirement set forth in Section 3(n) above or (ii) Guarantors do not maintain during the term of the Loan (1) a Net Worth of not less than $20,000,000 (excluding the effect of all impairments and other non-cash charges required by GAAP) and (2) a Net Worth of not less than $15,000,000 (including the effect of all impairments and other non-cash charges required by GAAP).  Guarantors shall deliver to Lender, within thirty (30) days after the end of each calendar quarter, a statement of compliance with the Net Worth covenant.

6.  Remedies.  Upon the occurrence of any one or more of the above-listed Events of Default, then, or at any time thereafter, Lender may, without notice to the Borrower or any other Person, declare the unpaid principal of and interest and other charges on the Loan immediately due and payable, together with any other Liabilities (hereinafter defined) of the Borrower to Lender, and such amounts thereupon shall become immediately due and payable, without presentment, demand, protest, notice of protest or notice of any kind, all of which are hereby expressly waived by Borrower, and if all such amounts are not immediately paid in full, Lender may exercise all rights given to it under the laws of the State of Georgia and any other state and under this Agreement and the other Loan Documents, including without limitation, foreclosure of the Deed to Secure Debt and/or the filing of actions in law or in equity.  Upon the occurrence of any one or more of the above-listed Events of Default, all obligations on the part of Lender to make loans and advances hereunder shall, if Lender so elects, cease and terminate; provided, however, that Lender may, in its sole discretion, make additional advances without becoming liable to make any other advances, notwithstanding anything to the contrary contained or implied herein, in the Commitment Letter or in any other Loan Document.

7.  Setoff.  Lender is hereby given a continuing lien as additional security for the Note and all other Liabilities and indebtedness of Borrower to Lender (as defined herein and in the Deed to Secure Debt or in any other Loan Document) upon any and all moneys, securities, and other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Lender from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and any and all claims of Borrower against the Lender at any time existing, and upon the occurrence of any Event of Default hereunder, the Lender may apply or set off the same against the Indebtedness and Liabilities (as defined herein or in the Deed to Secure Debt or other Loan Documents) secured by the Deed to Secure Debt and other Loan Documents.

8.  Borrower Defined; Successors and Assigns.  The term “Borrower”, wherever used herein, shall mean the Borrower described on the first page of this Agreement, and its successors and assigns, and all of the covenants, conditions, and agreements hereof shall bind the successors and assigns of Borrower and shall inure to the benefit of and be available to the successors and assigns of Lender.

9.  Person and Liabilities Defined.  The term “Person” shall include natural persons, corporations (which shall be deemed to include business trusts), associations, partnerships, limited liability companies and all such similar entities.  Except as otherwise may be defined with respect to a particular Loan Document, the term “Liabilities” shall mean all indebtedness, liabilities and obligations of Borrower to Lender, whether joint or several, matured or unmatured, liquidated or unliquidated, direct or indirect, primary or secondary, absolute or contingent, now existing or hereafter arising and whether arising by contract, operation of law or otherwise, and all extensions, modifications, amendments, consolidations, renewals and replacements thereof, and whether incurred or given as maker, endorser, guarantor, surety or otherwise, including without limitation, the Loan and the indebtedness evidenced by the Note or any extension, modification, amendment, consolidation, renewal or replacement thereof or therefor.

10.  Delay; No Waiver.  No delay or failure of Lender to exercise any option or right herein given or reserved shall constitute a waiver of such option or right or estop Lender thereafter to exercise the same or any other option or right at any time, and Lender’s payment or contracting to pay anything Borrower has herein agreed to pay shall not constitute a waiver of the default of Borrower in failing to make any such payment.  A waiver by Lender of any option or right herein given or reserved on any one occasion shall not be deemed a waiver of said option or right on any future occasion.  Lender may in its discretion extend the time of payment of the principal evidenced and secured by the Note and other Loan Documents and any extension so granted shall be deemed to be made in pursuance of this Agreement and not in modification thereof.

11.  No Partnership or Joint Venture.  Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement, or by any action pursuant thereto or hereto, shall not be deemed a partner, joint venturer or participant in the venture with Borrower, and Borrower hereby indemnifies and agrees to defend and hold Lender harmless (including the payment of reasonable attorneys’ fees) from any and all damages resulting from such a construction of the parties’ relationship.  The requirements herein, and the restrictions imposed in this Agreement and the other Loan Documents, are for the sole protection and benefit of Lender.

12.  Assignments.  Lender may assign this Loan or any parts hereof  to one or more parties of its choice.  Borrower shall not assign or delegate this Agreement or any of its rights or duties hereunder without the prior written consent of Lender.  In the event of such assignment by Borrower with Lender’s consent, Borrower shall execute, or cause the execution of, all documents necessary or appropriate to continue the full force and effect of the Note and other Loan Documents.

13.  Modifications; Waiver.  Neither this Agreement nor any provision hereof may be changed, modified, amended, waived, discharged, abandoned or terminated except by an instrument in writing signed by the party against whom enforcement of the change, modification, amendment, waiver, discharge, abandonment or termination is sought.  In the event that Lender shall waive in writing any provision or requirement hereunder, such waiver shall be effective only for the specific purposes, circumstances and duration stated in said waiver.

14.  Remedies Cumulative.  No right or remedy conferred upon Lender in this Agreement is intended to be exclusive of any other right or remedy contained in the Note, this Agreement, or any other Loan Document, and every such right or remedy shall be cumulative and in addition to every other right or remedy contained herein or therein or now or hereafter available to the Lender at law, in equity, by statute or otherwise.

15.  Invalid Provisions; No Conflict.  If any of the provisions of this Agreement or the other Loan Documents or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of said documents and instruments, or the application of such provision or provisions to Persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement and the other Loan Documents shall be valid and enforceable to the fullest extent permitted by law.  No provision of this Agreement or the other Loan Documents shall be deemed in conflict with any other provision hereof or thereof, and the Borrower acknowledges that no such provision or any interpretation thereof shall be deemed to diminish the rights of the Lender, any assignee, or the holder of the Note under the terms and conditions or any other provisions hereof or thereof.  Lender may at its option exhaust its remedies hereunder, under the Note, and under the other Loan Documents, either concurrently or independently, and in such order as it may determine.

16.  Indemnification.  Borrower shall and does hereby indemnify and hold harmless Lender from and against any and all claims, charges, losses, expenses and costs, including without limitation reasonable attorneys’ fees, resulting from any claims, actions or proceedings in connection with the execution, delivery and performance of this Agreement or the other Loan Documents, except for claims, charges, losses, expenses and costs resulting directly from the Lender’s willful misconduct or gross negligence.  The indemnification provided in this section shall survive the payment in full of the Loan.

17.  Headings; Under Seal; Entire Agreement.  Article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be used to construe any provision hereof or for any other purpose.  This Agreement is intended to be under the seal of all parties hereto and to have the effect of a sealed instrument in accordance with the law.  This Agreement, together with Commitment Letter and the other Loan Documents, embodies the entire agreement and understanding between the parties, supersedes all prior agreements and understandings related to the subject matter hereof and thereof, and may not be amended except by written agreement between Borrower and Lender.

18.  No Third Party Beneficiaries.  There are no third party beneficiaries to this Agreement or to any of the other Loan Documents.  All conditions to Lender’s obligations to make disbursements under this Agreement and the other Loan Documents are imposed solely and exclusively for the benefit of Lender.  Neither Borrower nor any other Person shall have standing to require satisfaction of any such condition or be entitled to assume that Lender will refuse to make disbursements in the absence of strict compliance with any or all such conditions, and neither Borrower nor any other Person shall, under any circumstances, be deemed to be a beneficiary of any conditions hereof, any or all of which conditions may be waived freely, in whole or in part by Lender at any time if, in its sole discretion, Lender deems it advisable so to do.  Lender makes no representations or warranties and assumes no obligation or responsibility with respect to the quality of the construction of the improvements or any part of the Property.  This Agreement and the other Loan Documents shall not benefit, and may not be relied upon by, any Person other than the Borrower and the Lender.

19.  Notices.  Any notice shall be deemed conclusively to have been received by a party hereto and be effective on the earlier of (a) the day on which personally delivered to such party at the address set forth on page 1 hereof (or at any other address as such party shall specify to the other party in writing), or (b) the next business day after deposit of such notice with a nationally-recognized overnight courier service, addressed to such party at said address.

20.  Governing Law.  This Agreement and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder shall be governed by and be construed in accordance with the laws of the State of Georgia.  Borrower hereby submits itself to jurisdiction in the State of Georgia for any action or cause of action arising out of or in connection with the Loan or the Loan Documents, agrees that venue for any such action shall be in Fulton County, Georgia, and waives any and all rights under the laws of any state to object to jurisdiction or venue within Fulton County, Georgia.  Notwithstanding the foregoing, nothing contained in this section shall prevent Lender from bringing any action or exercising any rights against Borrower, any Guarantor, any security for the Loan, or any of Borrower’s properties in any other county, state or jurisdiction.  Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a waiver by Lender of any of the foregoing.

21.  Inspections; Lender’s Benefit Only.  Lender shall have the right, and Borrower shall allow Lender and any of its authorized representatives and construction consultants, if any shall be employed, at all times after 24 hours prior notice to inspect the Property.  The Borrower also shall permit Lender and any of its authorized representatives to examine, inspect and make extracts from books and records of the Borrower, and Borrower will discuss with Lender or its representatives the affairs, finances and accounts of the Borrower, all at such reasonable times and as often as may be reasonably requested by Lender.  Any inspections and reports made by, for or on behalf of Lender, or any approvals of inspection reports made by Lender pursuant to (i) the provisions hereof, (ii) the Commitment Letter, or (iii) any other provisions of the Loan Documents giving Lender a right of inspection of the Property, shall be solely for the benefit of Lender, and neither Borrower nor any third party shall be beneficiaries of the same, or shall be entitled to claim any loss or damage as a result of such inspections, approvals, disapprovals or the failure of Lender to make the same.  Borrower acknowledges that Lender is not acting in a fiduciary capacity for Borrower in any respect relative to the Loan, including without limitation, in the making of any such inspections or in reviewing or approving any such inspection reports.

22.  Financial Statements, Reports, etc.  The Borrower shall furnish (or cause Guarantors to furnish) to the Lender:

(a)           Not later than forty five (45) days after the end of each calendar quarter, financial statements (including a balance sheet and the related statements of income and cash flows) and operating reports of the Borrower prepared in accordance with GAAP (or other comprehensive basis of accounting acceptable to the Lender) for the period beginning on the first day of such calendar quarter and ending on the last day of such period, together with statements in comparative form for the corresponding period in the preceding fiscal year, such reports to be certified by an authorized representative of the Borrower.

(b)           Together with the financial statements required by subsection (a) above, a certificate of an authorized representative of the Borrower stating that, except as disclosed in such certificate, (1) no event of default exists under any of the Loan Documents or under any instrument evidencing or securing any other indebtedness or contingent liability of the Borrower, and (2) no event has occurred and is continuing which, with notice or lapse of time or both, would constitute an event of default under any of the Loan Documents or under any instrument evidencing or securing any other indebtedness or contingent liability of the Borrower.  If any such event of default exists or any such event has occurred and is continuing, such certificate shall contain a description of the nature and extent thereof.

(c)           (i) Not later than fifteen (15) days after the end of each calendar quarter certification by Borrower of compliance with the Minimum Cash Equity requirement and (ii) not later than thirty (30) days after the end of each calendar quarter certification by Guarantors of compliance with the Net Worth requirement.

(d)           Not later than five (5) business days after the receipt thereof by Borrower, copies of any correspondence, notices, agreements, or any other documents or instruments affecting the Property.

(e)           Such other information regarding the Property or the financial condition or operations of the Borrower, the Guarantors, or the Property as the Lender shall reasonably request from time to time.

[Signatures begin on following page]

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly and properly executed, under seal, as of the date first set forth above.

LENDER:

/s/ Paul J. A. van Hessen			[Seal]
PAUL J. A. VAN HESSEN, an individual
residing in The Netherlands

BORROWER:

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability
company

By:	Roberts Properties Residential, L.P., a Georgia limited
partnership, its sole manager

	By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

		By:	/s/ Charles R. Elliott
		Name:	Charles R. Elliott
		Title:	Chief Financial Officer and Secretary

[CORPORATE SEAL]

EXHIBIT A

PROPERTY DESCRIPTION

TRACT ONE:

All that tract of land in Land Lots 25 and 26 of the 17th District, and in Land Lots 385 and 386 of the 18th District, Fulton County, Georgia, described as follows:

Beginning at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of said Land Lot 385, said point being the True Point of Beginning; Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: North 81 degrees 24 minutes 03 seconds West for a distance of 43.13 feet to a POINT; THENCE South 08 degrees 35 minutes 57 seconds West for a distance of 3.47 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 34.91 feet to a pk nail set; THENCE leaving said right-of-way North 09 degrees 32 minutes 31 seconds East for a distance of 33.22 feet to a pk nail set; THENCE North 20 degrees 22 minutes 20 seconds East for a distance of 53.01 feet to a pk nail set; THENCE North 35 degrees 10 minutes 51 seconds East for a distance of 92.75 feet to a pk nail set; THENCE North 00 degrees 08 minutes 26 seconds West for a distance of 129.97 feet to a 1/2”rebar found; THENCE North 00 degrees 04 minutes 15 seconds East for a distance of 157.44 feet to a 1/2”rebar found; THENCE North 53 degrees 35 minutes 55 seconds East for a distance of 137.24 feet to a 3/8”rebar found; THENCE North 62 degrees 58 minutes 05 seconds East for a distance of 167.53 feet to a 1”crimp top pipe; THENCE South 71 degrees 01 minute 34 seconds East for a distance of 51.67 feet to a 1” open top pipe; THENCE South 00 degrees 04 minutes 19 seconds West for a distance of 70.28 feet to a 3/8”rebar found; THENCE South 85 degrees 55 minutes 21 seconds East for a distance of 47.87 feet to a 1”crimp top pipe; THENCE South 85 degrees 26 minutes 22 seconds East for a distance of 49.98 feet to a 1/2”rebar found; THENCE South 85 degrees 33 minutes 17 seconds East for a distance of 149.90 feet to a 1/2”rebar found; THENCE South 85 degrees 01 minute 18 seconds East for a distance of 99.92 feet to a 1/2”rebar found; THENCE South 85 degrees 00 minutes 38 seconds East for a distance of 149.73 feet to a 1”rebar found; THENCE South 85 degrees 07 minutes 06 seconds East for a distance of 38.89 feet to a 1/2”rebar found; THENCE South 03 degrees 10 minutes 27 seconds West for a distance of 474.12 feet to a 1/2”rebar found on the North right-of-way line of said Northridge Parkway (right-of-way varies); Running THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: South 66 degrees 55 minutes 55 seconds West for a distance of 38.49 feet to a POINT; THENCE along a curve to the right having a radius of 778.51 feet and an arc length of 432.82 feet, being subtended by a chord of South 82 degrees 40 minutes 19 seconds West for a distance of 427.27 feet to a POINT; THENCE North 81 degrees 24 minutes 03 seconds West for a distance of 340.98 feet to a POINT; THENCE North 08 degrees 35 minutes 37 seconds East for a distance of 8.47 feet to a POINT; THENCE North 81 degrees 24 minutes 27 seconds West for a distance of 21.45 feet to the True Point of Beginning, said tract being designated “Tract One — 10.929 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

TRACT TWO:

All that tract of land in Land Lot 25 of the 17th District, Fulton County, Georgia, described as follows:

Commence at a point at the intersection of the North right-of-way line of Northridge Parkway (right-of-way varies) with the West line of Land Lot 385 of the 18th District, Fulton County, Georgia, THENCE South 00 degrees 48 minutes 34 seconds East for a distance of 89.73 feet to a 1/2” rebar found on the south right-of-way line of said Northridge Parkway, said point being the True Point of Beginning; THENCE South 00 degrees 32 minutes 22 seconds West for a distance of 74.11 feet to a 1/2” rebar found; THENCE South 61 degrees 01 minute 34 seconds West for a distance of 43.27 feet to a pk nail found in a rock; THENCE North 88 degrees 01 minute 58 seconds West for a distance of 34.84 feet to a POINT; THENCE North 45 degrees 18 minutes 03 seconds West for a distance of 35.67 feet to a POINT; THENCE North 81 degrees 51 minutes 27 seconds West for a distance of 47.05 feet to a POINT; THENCE South 87 degrees 35 minutes 49 seconds West for a distance of 37.47 feet to a POINT; THENCE South 56 degrees 54 minutes 36 seconds West for a distance of 53.53 feet to a POINT; THENCE South 79 degrees 23 minutes 27 seconds West for a distance of 12.71 feet to a POINT; THENCE South 78 degrees 27 minutes 12 seconds West for a distance of 334.23 feet to a 1” open top pipe found; THENCE South 60 degrees 36 minutes 33 seconds West for a distance of 31.31 feet to a 1 1/2” crimp top pipe found; THENCE South 86 degrees 32 minutes 28 seconds West for a distance of 234.61 feet to a POINT; THENCE North 84 degrees 33 minutes 25 seconds West for a distance of 31.85 feet to a POINT; said point being along the Easterly right-of-way of Roswell Road (A.K.A. Georgia Highway #9; right-of-way varies), Running THENCE along said right-of-way line of Roswell Road, the following courses and distances: THENCE North 02 degrees 18 minutes 44 seconds West for a distance of 58.99 feet to a concrete monument found; THENCE North 72 degrees 43 minutes 10 seconds East for a distance of 51.86 feet to a concrete monument found; THENCE North 03 degrees 12 minutes 14 seconds West for a distance of 18.88 feet to a concrete monument found; THENCE North 72 degrees 21 minutes 59 seconds West for a distance of 53.37 feet to a concrete monument found; THENCE North 02 degrees 45 minutes 39 seconds West for a distance of 44.00 feet to a concrete monument found; THENCE North 84 degrees 20 minutes 00 seconds East 14.52 feet to a concrete monument found; THENCE North 02 degrees 37 minutes 47 seconds West for a distance of 13.12 feet to a concrete monument found, said point being at the intersection of the Easterly right-of-way of Roswell Road (right-of-way varies) and Southerly right-of-way of Northridge Parkway (right-of-way varies); THENCE along said right-of-way line of Northridge Parkway, the following courses and distances: THENCE along a curve to the right having a radius of 138.06 feet and an arc length of 67.05 feet, being subtended by a chord of North 85 degrees 46 minutes 26 seconds East for a distance of 66.39 feet to a POINT; THENCE South 79 degrees 46 minutes 41 seconds East for a distance of 279.89 feet to a POINT; THENCE along a curve to the left having a radius of 257.60 feet and an arc length of 120.56 feet, being subtended by a chord of North 86 degrees 48 minutes 52 seconds East for a distance of 119.46 feet to a POINT; THENCE North 73 degrees 24 minutes 25 seconds East for a distance of 202.55 feet to a POINT; THENCE along a curve to the right having a radius of 324.80 feet and an arc length of 142.81 feet, being subtended by a chord North 86 degrees 00 minutes 10 seconds East for a distance of 141.66 feet to a POINT; THENCE South 81 degrees 18 minutes 45 seconds East for a distance of 58.08 feet to a POINT; said point being the True Point of Beginning, said tract being designated “Tract Two — 2.036 acres” as shown on plat of ALTA/ACSM Land Title Survey prepared by Precision Planning, Inc. for Northridge Parkway, LLC, Dutch American Finance, LLC, Chicago Title Insurance Company and Paul J. A. van Hessen, bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, dated February 9, 2012.

TOGETHER WITH, a non-exclusive right, title and interest in and to the easements appurtenant to the above described Tracts created pursuant to that certain:

(i)            Amended and Restated Declaration of Reciprocal Easements among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, NationsBank of Georgia, N.A., formerly known as The Citizens and Southern National Bank, and Roberts Properties Highland Park, L.P., a Georgia limited partnership, dated as of August 12, 1994, filed August 19, 1994, recorded in Deed Book 18640, page 98, Fulton County, Georgia records; as amended by that certain First Amendment to Amended and Restated Declaration of Reciprocal Easements between and among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated December X, 1995, filed December 21, 1995, recorded in Deed Book 20394, page 302, aforesaid records; as re-filed on February 5, 1996, re-recorded in Deed Book 20586, page 132, aforesaid records; as further amended by that certain Second Amendment to Amended and Restated Declaration of Reciprocal Easements between and among Roberts Properties Residential, L.P., a Georgia limited partnership, and Gateway Mosswood, Inc., dated August 6, 2003, filed August 7, 2003, recorded in Deed Book 35630, page 176, aforesaid records;

(ii)           Grant of Drainage Easement by and between Roberts Properties, Inc., a Georgia corporation, and Northridge Atlanta, Inc., a Delaware corporation, dated February 23, 2001, filed March 2, 2001, recorded in Deed Book 30028, page 362, aforesaid records (the “Drainage Easement”); and

(iii)          Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership, dated June 28, 2001, filed June 29, 2001, recorded in Deed Book 30621, page 508, aforesaid records.

EXHIBIT B

PROMISSORY NOTE

$2,000,000.00	February 21, 2012

Atlanta, Georgia

1.             PROMISE TO PAY.  FOR VALUE RECEIVED, the undersigned NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (hereinafter referred to as “Maker”), promises to pay to the order of PAUL J. A. VAN HESSEN, an individual residing in the Netherlands (hereinafter referred to as “Payee”; Payee and any subsequent holder of all or any part interest in this Note being hereinafter referred to collectively as “Holder”), at the office of Payee at Frederikstraat 19C, The Hague, 2514 La Holland, The Netherlands, or at any such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO MILLION AND NO/100TH DOLLARS ($2,000,000.00), or so much thereof as shall be disbursed hereunder and shall from time to time be outstanding and unpaid, together with interest thereon at the rates hereinafter set forth, in lawful money of the United States of America, which at the time of payment shall be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the manner hereinafter provided.

2.             INTEREST RATE.  (a)  From and after the date hereof (until maturity or the occurrence of a Default as hereinafter provided), interest on the principal balance hereof outstanding from time to time shall accrue at the rate per annum equal to twelve and no/100th  percent (12.00%).

(b)           Interest under this Note shall be computed on a simple interest basis, based upon a year comprised of three-hundred sixty (360) days and the actual number of days elapsed.

3.             PAYMENTS.  Payments of interest only in the amount of $20,000.00 shall be due and payable monthly, in arrears, commencing on March 21, 2012, and continuing on the same day of each month thereafter (each a “Payment Date”)  through and including January 21, 2013.

4.             MATURITY DATE.  On February 21, 2013 (the “Maturity Date”), the entire outstanding principal balance of the indebtedness hereby evidenced, together with all accrued but unpaid interest thereon, and all other sums due to Holder hereunder or under the Loan Documents hereinafter defined, shall be due and payable in full.

5.             PREPAYMENT.  Maker shall have the right to prepay the indebtedness on any Payment Date, in whole, but not in part, provided, however, that (i) Maker gives Holder written notice of Maker’s intent to prepay the indebtedness at least ten (10) business days prior to the date Maker intends to make such prepayment, and (ii) such prepayment is accompanied by a prepayment premium in an amount equal to four percent (4.0%) of the outstanding principal balance due hereunder on the date of such prepayment if such prepayment is made during the period commencing on the date hereof and ending April 21, 2012.  The prepayment premium due in each of the succeeding months shall be reduced by 1% per month.  From August 21, 2012 through the maturity date, the indebtedness may be prepaid in full without payment of any prepayment premium, provided that Maker shall provide Holder ten (10) business days prior notice of the intent to prepay the indebtedness.  Holder shall have no obligation to accept such prepayment without the prepayment premium.  In no event, shall any prepayment premium required herein exceed an amount which, when added to interest accrued hereunder from the date of this Note to the date of prepayment, is permitted under applicable usury law in the State of Georgia.

6.             LATE CHARGE.  A late charge shall be due and payable in the amount of five percent (5.0%) of the amount of any installment or payment of interest, principal and/or other sums not paid within five (5) days of the date on which such installment or payment was due.  Holder shall have no obligation to accept any such delinquent installment or payment without the accompanying late charge, and the acceptance by Holder of such delinquent installment or payment without the accompanying late charge shall not constitute a waiver by Holder of the right to enforce and collect such late charge.  Maker acknowledges and agrees that the late charge herein provided is not a charge in the nature of interest imposed for the use of money advanced under this Note; rather, the late charge is imposed to compensate Holder for the expense, inconvenience and economic frustration experienced by Holder as a result of Maker’s failure to make timely payments due hereunder, and is a reasonable forecast and estimate of Holder’s actual damages and loss on account of such delinquent payments.

7.             DEFAULT AND ACCELERATION.  As used herein, the term “Default” shall mean the occurrence of any of the following events or conditions: (a) default in any payment of principal, interest or late charge stipulated above, or (b) the occurrence of a “Default” under and as defined in any of the Loan Documents (as that term is hereafter described) not cured within any applicable cure period.  Upon the occurrence of any Default, the outstanding principal balance of the indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents, together with all accrued and unpaid interest thereon and all unpaid late charges shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity.  Interest (hereinafter referred to as “Default Interest”) shall accrue on the outstanding principal balance of this Note from the Maturity Date, or upon the occurrence of a Default and for so long as such Default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, at the rate of eighteen and no/100th percent (18.00%) per annum.  All such Default Interest shall be paid at the time of and as a condition precedent to the curing of any Default.  Time is of the essence of this Note.  In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorney’s fees, actually incurred.

8.             WAIVERS.

(a)           Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices, except for any notices required to be given hereunder or under any of the Loan Documents, are hereby waived by Maker.  No failure to accelerate the debt evidenced hereby by reason of a Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.  No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(b)           Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.  Maker hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

9.             LOAN DOCUMENTS.  The indebtedness evidenced by this Note and the obligations created hereby are secured by a Loan Agreement, Deed to Secure Debt and Security Agreement and Assignment of Leases, Rents and Profits, all executed of even date herewith by and between Maker and Payee (together with all other documents evidencing or securing or in any way relating to the indebtedness evidenced hereby, herein referred to collectively as the “Loan Documents”).

10.           GOVERNING LAW.  This Note is intended as a contract under and shall be governed by and construed and enforceable in accordance with the substantive, and not the conflict, laws of the State of Georgia.

11.           DEFINITIONS.  As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.  In the event that more than one person, firm or entity is a Maker hereunder, then all references to “Maker” shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

12.           TITLES.  The titles of sections or paragraphs herein are used for the convenience of the parties only and neither amplify, modify or alter in any way the provisions of this instrument.

13.           AVOIDANCE OF USURY.  If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligations shall be fulfilled to the limit of such validity.  In determining whether or not the rate of interest hereunder exceeds the highest lawful rate, Maker and Holder agree and intend that all sums paid hereunder which are deemed interest for the purposes of determining usury, shall be prorated, allocated or spread in equal parts over the longest period of time permitted under the applicable laws of the State of Georgia.

IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company

By:	Roberts Properties Residential, L.P., a Georgia limited partnership, its sole manager

	By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

By:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT C

GUARANTY

THIS GUARANTY (“Guaranty”) is given as of February     , 2012, to PAUL J. A. VAN HESSEN, an individual residing in The Netherlands (the “Lender”) by ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership and ROBERTS REALTY INVESTORS, INC., a Georgia corporation (collectively the “Guarantor”) for the obligations of NORTHRIDGE PARKWAY, LLC (“Borrower”).

RECITALS

WHEREAS, Lender has made a loan to Borrower (“Loan”) as evidenced by that certain Promissory Note of even date herewith in the amount of $2,000,000.00 payable to Lender (“Note”); and

WHEREAS, Guarantor has an ownership interest in Borrower and will receive a direct or indirect benefit from the Note, and therefore has agreed to guarantee to the Lender the obligations of the Borrower as set forth herein; and

WHEREAS, but for this Guaranty, the Lender would be unwilling to extend the Loan to Borrower.

NOW, THEREFORE, in consideration of the Lender’s financial accommodations to Borrower, the Guarantor hereby covenants and agrees with the Lender as follows:

1.             Guaranty.  The Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties to the Lender the full payment and performance, when due, by acceleration or otherwise, of all indebtedness, liabilities, and obligations of Borrower to the Lender of any kind and description (collectively, the “Indebtedness”) under and pursuant to the Note or any of the other documents evidencing or securing the Loan (collectively the “Loan Documents”). The guaranty of the Guarantor as set forth in this section is an absolute, continuing, primary, and unconditional guaranty of payment and not of collection.

If a claim is ever made upon the Lender for the repayment or recovery of any amount or amounts received by the Lender in payment of any of the Indebtedness and the Lender repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of the Note or other instrument evidencing any of the Indebtedness, and the Guarantor shall be and remain obligated to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender, such amount to be included in the term “Indebtedness.”

This Guaranty may be enforced by the Lender against the Guarantor without the necessity at any time of the Lender’s (a) having recourse against Borrower on the Note, or (b) exercising any other rights available to it under the Note or other Loan Documents. The Guarantor on demand shall pay to the Lender in immediately available funds, in lawful money of the United States of America, any sum or sums due to the Lender hereunder.

2.             Nature of Obligations.  The Guarantor acknowledges and agrees that no change in the nature or terms of the Indebtedness or the Note (including any novation), whether by operation of law or otherwise, including, without limitation any impairment, modification, change, release, or limitation of the liability of Borrower by reason of Borrower’s bankruptcy or insolvency or any subsequent reorganization, merger, or consolidation of Borrower or any other change in its composition, nature, personnel, or location shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty. It is the purpose and intent of the Guarantor and the Lender that the covenants, agreements, and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances, including, without limitation, the invalidity or unenforceability of the Note or any other Loan Documents. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty are fully performed, the Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender, or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor, including, without limitation, the failure of the Lender to perfect, or to continue the perfection of, any lien or security interest in any security or any delay by the Lender in perfecting any such lien or security interest, or by reason of any further dealings between the Borrower and the Lender, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers. Without limiting the generality of the foregoing, the Guarantor hereby gives its consent for the Lender to do any one or more of the following without in any manner affecting, impairing, limiting, modifying, or releasing any of the obligations of the Guarantor under this Guaranty and without notice to or consent of the Guarantor: (a) exchange, compromise, or surrender the whole or any part of the security now or hereafter held for the Indebtedness; (b) exchange, extend, or renew the time or place of payment of the Indebtedness in whole or in part, to a time certain or otherwise whether or not longer than the original period, or withdraw credit or time to pay; (c) extend or change the terms of performance of any other obligations of Borrower under the Note or other Loan Documents; (d) modify, amend, or waive any of the provisions of the Note or other Loan Documents; (e) release or grant indulgences to Borrower; (f) receive property or other security as collateral for the Indebtedness; (g) fail to exercise due diligence or omit to enforce any right, power, or privilege under the Note or other Loan Documents; and (h) apply any payment received by the Lender from Borrower of, or on account of, the Indebtedness, in any manner the Lender elects.

3.             Waiver of Rights.  The Guarantor expressly waives: (a) notice of the execution and delivery of the Note and creation of the Indebtedness; (b) notice of acceptance of this Guaranty by the Lender and of all extensions of credit to Borrower by the Lender; (c) presentment and demand for payment of any of the Indebtedness; (d) protest and notice of dishonor or of default or nonpayment to the Guarantor or to any other party with respect to the Indebtedness or with respect to any security therefor; (e) notice of the Lender’s obtaining, amending, substituting for, releasing, waiving, or modifying any security interest, liens, or encumbrances now or hereafter securing the Indebtedness, or the Lender’s subordinating, compromising, discharging, or releasing such security interests, liens, or encumbrances and any other notices whatever; (f) demand for payment under this Guaranty; (g) the provisions of Section 10-7-24 of the Official Code of Georgia Annotated; and (h) all rights of subrogation, indemnification, contribution, and reimbursement from Borrower, all rights to enforce any remedy the Lender may have against Borrower, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender in respect of the Indebtedness, even upon payment in full of the Indebtedness.

4.             Term of Guaranty: Warranties.  This Guaranty shall continue in full force and effect until the Indebtedness is fully paid, performed, and discharged. Each Guarantor warrants and represents to the Lender that (a) the Guarantor will directly benefit from the financial accommodations being extended to the Borrower by the Lender; (b) this Guaranty is binding upon and enforceable against the Guarantor, in accordance with its terms; (c) the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which either Guarantor is a party or of any applicable laws; and (d) there is no litigation, claim, action, or proceeding pending, or, to the best knowledge of the Guarantor, threatened against the Guarantor that would materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder.

5.             Attorneys’ Fees and Costs of Collection.  If at  any time or times hereafter the Lender employs counsel to pursue collection, to intervene, to sue for enforcement of, or take any other action with respect to the terms hereof or of the Note, then in such event, all of the reasonable attorneys’ fees, actually incurred (and not statutory attorney’s fees), and disbursements relating thereto and any other fees and disbursements incurred by or on behalf of the Lender, due to the failure of Borrower to pay the Indebtedness when due and payable, shall be an additional liability of the Guarantor to the Lender, payable on demand.

6.             Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Guaranty: (a) the failure of the Guarantor to perform, observe, or comply with any of the provisions of this Guaranty, including, without limitation, the payment provisions, (b) a default under the Note or any other Loan Document or (c) the occurrence of an event of default under the terms of that certain Loan Agreement of even date herewith by and between Borrower and Lender (“Loan Agreement”).

Upon the occurrence and during the continuance of an Event of Default under this Guaranty, the Lender may, at its option, declare the Indebtedness to be immediately due and payable by the Guarantor, and the Guarantor shall on demand pay the same to the Lender in immediately available funds, in lawful money of the United States of America.

7.             Security Interests and Setoff.  As security for the Guarantor’s obligations hereunder, the Guarantor agrees that (a) in the event the Guarantor fails to pay its obligations hereunder when due and payable under the Guaranty, any of the Guarantor’s assets of any kind, nature, or description (including, without limitation, deposit accounts) in the possession, control, or custody of the Lender, may, without notice to the Guarantor, be reduced to cash or the like and applied by the Lender in reduction or payment of the Guarantor’s obligations hereunder; (b) all security interests, liens, and encumbrances heretofore, now and at any time or times hereafter granted by the Guarantor to the Lender also shall secure the Guarantor’s obligations hereunder; and (c) the Lender shall have the right, immediately and without further action by it, to set off against the Indebtedness all money owed by the Lender in any capacity to the Guarantor, whether or not due, and the Lender shall be deemed to have made a charge against any such money immediately upon the occurrence of such obligation becoming due even though such charge is made or entered on the books of the Lender subsequent thereto.

8.             Cumulative Rights.  All rights of the Lender hereunder or otherwise arising under the Note or other Loan Documents are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of the Lender and without affecting or impairing the liability of the Guarantor.

9.             Assignment.  The Lender may, without notice to, or consent of, the Guarantor, sell, assign, or transfer to any person or persons all or any part of the Indebtedness, and each such person or persons shall have the right to enforce this Guaranty as fully as the Lender, provided that the Lender shall continue to have the unimpaired right prior and superior to that of any such assignee, transferee, or holder to enforce this Guaranty as to so much of the Indebtedness that it has not sold, assigned, or transferred.

10.           Successors and Assigns.  This Guaranty shall bind each Guarantor and their respective successors, and assigns and shall inure to the benefit of, and be enforceable by, the Lender and its successors and assigns, including, without limitation, each and every person who shall from time to time be or become the holder of the Note.

11.           Notices.  Notices under this Guaranty shall be given in accordance with the provisions of the Loan Agreement.

12.           Amendment.  This Guaranty may be terminated, amended, supplemented, waived, released or modified only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplementation, waiver, release, or modification is sought.

13.           Usury.  Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any Applicable Law.

14.           Governing Law.  This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.

15.           Time.  Time is of the essence of this Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the day and year first above written.

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

By:
Name:
Title:

[CORPORATE SEAL]

ROBERTS REALTY INVESTORS, INC., a Georgia corporation

By:
Name:
Title:

[CORPORATE SEAL]